EXHIBIT 99.1

EMPLOYMENT AGREEMENT

This Employment Agreement is made and entered into as of the Effective Date (as defined below) by and between Inland Retail Real Estate Trust, Inc., a Maryland corporation having its principal place of business in Oak Brook, Illinois, and Robert J. Walner, and sets forth the terms of Executive’s employment with the Company.

RECITALS

A.            The Company is a real estate investment trust, as defined in Section 856 of the Code (as defined below), which owns, operates, develops and acquires primarily neighborhood retail centers and community centers in the eastern United States.

B.            The Company desires to employ Executive as its General Counsel and Executive desires to accept such employment all on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the promises and covenants herein, the parties hereby agree as follows:

AGREEMENT

1.             Definitions.  When used in this Agreement and initially capitalized, the following terms shall have the meanings set forth below:

(a)   “Accrued Base Salary” means any accrued but unpaid Base Salary of Executive earned through the date Executive’s employment terminates.

(b)   “Accrued Bonus Amount” means any earned but not paid Annual Incentive Bonus with respect to a fiscal year prior to the fiscal year in which Executive’s employment terminates.

(c)   “Accrued Vacation Amount” means compensation for accrued but unused vacation days determined in accordance with the Company’s vacation policy.

(d)   “Affiliate” means any entity controlled by, under the control of, under common control with the Company;

(e)   “Agreement” means this Agreement as in effect from time to time.

(f)    “Annual Incentive Bonus” means the annual bonus payable to Executive under Section 5(b) as determined in accordance with Exhibit A hereto.

(g)   “Base Salary” means the annual salary amount as in effect from time to time under Section 5(a).

(h)   “Benefits” means any benefits which vested and accrued prior to or on the date Executive’s employment terminated and to which Executive is entitled under the terms of any Company sponsored employee benefit program and pursuant to this Agreement.

(i)    “Business” means the development, ownership, operation or neighborhood retail centers or community retail centers;

(j)    “Cause” means a termination of Executive’s employment by formal action of the Company’s Board of Directors for any of the following reasons:

(i)        embezzlement, dishonesty, fraud or any illegal or unethical act or omission in connection with the performance of Executive’s duties under this Agreement or as an employee of the Company;

(ii)       conviction (or plea of nolo contendere) of any felony or any other crime involving moral turpitude or that materially impairs Executive’s ability to perform his duties hereunder;

(iii)      any material breach by Executive of the terms of this Agreement or any other act or omission which has the potential to injure the Company, which, if curable, remains uncured following ten (10) days written notice to Executive describing such breach.

(iv)      improper and material disclosure or use of the Company’s confidential or proprietary information; or

(v)       Executive’s willful failure or refusal to follow the lawful and good faith direction of the Chief Executive Officer, which, if curable, remains uncured following ten (10) days’ written notice to Executive describing such failure or refusal.

(k)   “Change in Control” means (i) the approval by the shareholders of the Company of a plan of complete liquidation or dissolution of the Company, (ii) the consummation of a sale of all or substantially all of the assets of the Company; (iii) the consummation of any transaction as a result of which any individual or entity or a related group becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power of all voting securities of the Company then issued and outstanding; or (iv) the consummation of a merger, consolidation, reorganization or business combination involving the Company, but only if the shareholders of the Company immediately prior to such transaction do not beneficially own immediately following the consummation of such transaction securities representing more than fifty percent (50%) of the total voting power of all issued and outstanding voting securities of the surviving entity.  Provided, however, any sale, lease, exchange or transfer to (including, without limitation, any merger or other business combination with or into by the Company) any of the following shall not constitute a Change of Control:  (a) any affiliate controlled by the Company, (b) Inland Real Estate Corporation, (c) Inland Western Retail Real Estate Trust, Inc., (d) Inland American Real Estate Trust, Inc., (e) The Inland Group, Inc., or (f)

any affiliate or subsidiary controlled or sponsored by any of the entities listed in clauses (a) through (e) or controlled or sponsored by any of their affiliates or subsidiaries.

(l)    “Code” means the Internal Revenue Code of 1986, as amended.

(m) “Company” means Inland Retail Real Estate Trust, Inc., a Maryland corporation.

(n)   “Competitive Business” means any business activity (other than that Business) in which the Company is actively engaged at the time Executive’s employment terminates.

(o)   “Creation” has the meaning given to such term in Section 10 hereof.

(p)   “Customer” means (A) any tenant with respect to any real property of the Company or any subsidiary of the Company or other person or entity with whom the Company or any subsidiary of the Company is negotiating for the leasing of real property at the time the Executive’s employment terminates or at any time during the prior six calendar months and (B) any person or entity with whom the Company or any subsidiary of the Company is negotiating the purchase, sale, leasing, financing or management of real property at the time Executive’s employment terminates or at any time during the prior six calendar months;

(q)   “Disability” means a determination by a qualified medical doctor that, as a result of a physical or mental illness, the Executive is unable and has been unable to perform the essential functions of his job for a period of (i) 90 consecutive days or (ii) 180 days in any one (1) year period.

(r)    “Executive” means Robert J. Walner.

(s)   “Effective Date” means September 19, 2005.

(t)    “Good Reason” means any of the following conditions (not consented to in advance by Executive or ratified subsequently by Executive), which condition(s) remain(s) in effect twenty-one (21) days after written notice to the Board from Executive of such conditions:

(i)            Any breach by the Company of this Agreement with respect to any material obligation to pay Executive compensation or Benefits to the extent that the Company fails to cure such breach;

(ii)           Any decrease in Executive’s Base Salary or opportunity to earn an Annual Incentive Bonus or receive a Long Term Restricted Stock Grant; or

(iii)          Any material, adverse change in Executive’s title or authority as measured against Executive’s title or authority immediately prior to such change.

(u)   “Long Term Restricted Share Grant” means the annual grant of restricted shares made to Executive under Section 5(c) hereof determined in accordance with Exhibit B hereto.

(v)   “Minimum Bonus Amount” means 5% of Executive’s Base Salary.

(w) “Pro Forma Bonus Amount” means a pro rata portion of the Annual Incentive Bonus at the Threshold Level specified on Exhibit A hereto determined by multiplying the amount of such Annual Incentive Bonus by a fraction the numerator of which is the number of days in the fiscal year prior to the date of termination and the denominator of which is 365.

(x)    “Proprietary Information” has the meaning given to such term in Section 10.

(y)   “Protected Period” means the period commencing 60 days before the Effective Date of a Change in Control and ending on the first anniversary of such Change in Control.

(z)           “Senior Executives” has the meaning given to such term in Section 5(b) herein.

(aa)    “Term” has the meaning given to such term in Section 3 herein.

2.             Employment.  The Company hereby agrees to employ Executive as its General Counsel and Executive hereby agrees to accept such employment effective as of the Effective Date on the terms and subject to the conditions of this Agreement.

3.             Term.  The Term of this Agreement shall commence on the Effective Date and continue through and until December 31, 2007 (the “Term”), unless terminated prior thereto in accordance with Section 6 of this Agreement.  This Agreement shall terminate at the end of the Term.  In the event that Executive continues in employment with the Company at the Company’s request after December 31, 2007, Executive shall be an employee at will, unless Executive and Company enter into a new written agreement governing the terms of such employment.  In the event the Executive’s employment terminates at the end of the Term, Executive shall be entitled to (i)  a severance payment of $200,000.00, (ii) all unvested Long Term Restricted Stock Grants shall vest and (iii) Executive’s rights with respect to any stock options shall be determined in accordance with the plan under which such stock options were granted and any applicable grant agreements.

4.             Position and Duties.

(a)  As Senior Vice-President, General Counsel and Corporate Secretary, Executive shall have responsibility for the day to day operation of the legal department of the Company, monitoring and overseeing the Company’s relationship with outside counsel, and shall have responsibility for advising, monitoring and overseeing the Company’s full and complete compliance with all applicable laws, rules and regulations.  Executive shall have such additional duties and responsibilities as may from time to time be assigned to Executive by the Chief

Executive Officer of the Company to whom Executive shall report.  Such additional duties and responsibilities may include providing advice, consultation or legal services to or on behalf of entities controlled by or under common control with the Company.

(b)   Executive shall diligently and to the best of his abilities assume, perform, and discharge all duties and responsibilities inherent in his position or otherwise assigned to Executive from time to time and shall fully and completely comply with any and all written rules, procedures or policies of the Company as from time to time in effect.  Executive shall devote all of his business time and efforts to the Company and shall not, without prior written consent from the Company, accept employment with or perform or render any services for compensation, or have a direct or indirect ownership interest in any other business, other than in the form of publicly traded securities constituting less than one percent (1%) of the vote or value of the outstanding securities of such public entity.  The foregoing notwithstanding, Executive shall be allowed to engage in passive investment activity, trade association matters and charitable service, provided that such activity or service does not materially interfere with Executive’s performance of his duties and responsibilities hereunder.

(c)   Executive shall perform his duties and responsibilities at the Company’s office in Oak Brook, Illinois or such other location or locations as the Company may from time to time designate and which other location shall not exceed a fifty (50) mile radius from Executive’s current residence in Highland Park, Illinois.  Executive acknowledges that his duties and responsibilities may require reasonable travel.

(d)   Executive hereby represents and warrants that there is no legal restriction on his ability to accept employment with the Company or to perform his duties and responsibilities hereunder and that Executive is not subject to any contractual covenant which could restrict his activities in any way.

5.             Compensation.  Executive shall be compensated by the Company for his services as follows:

(a)   Base Salary.  Executive shall be paid a Base Salary at an annual rate of Two Hundred Sixty-Five Thousand Dollars ($265,000.00) from the Effective Date through August 31, 2006, and at an annual rate of Two Hundred Eighty-Five Thousand Dollars ($285,000.00) from September 1, 2006 through December 31, 2007. Executive’s Base Salary shall be paid in equal installments in accordance with the Company’s normal payroll practice.

(b)   Cash Bonus.  Executive shall be eligible to earn an Annual Incentive Bonus with respect to each fiscal year of the Company based on the financial performance of the Company and Executive’s personal performance.  The amount of such Annual Incentive Bonus shall be determined in accordance with Exhibit A hereto and shall be payable no later than May 31 of the fiscal year following the fiscal year to which such bonus relates. The percentage used to calculate the Annual Incentive Bonus shall not be less than the average of the percentage used to calculate the Annual Incentive Bonus of the two (2) highest paid senior executives of the Company (“Senior Executives”) excluding the CEO, COO and the Executive.  Executive shall not be eligible to receive an Annual Bonus with respect to a fiscal year unless Executive is an employee of the Company on the last day of the fiscal year to which such Annual Bonus relates except if Executive is terminated for Good Reason or by the Company without Cause, Executive shall receive his Cash Bonus for the amount of days worked during the year.  Any amount of such Annual Incentive Bonus payable to Executive relating to the fiscal year 2005 shall be calculated as if Executive had received an annual Base Salary of $265,000 for the year 2005 (“2005 Base Salary”).

(c)   Long Term Restricted Share Grants.  Executive shall be eligible to receive a Long Term Restricted Share Grant with respect to each fiscal year of the Company based on the financial performance of the Company and Executive’s personal performance.  The number of shares included in each such Long Term Restricted Share Grants and Executive’s rights with respect to such shares shall be determined in accordance with Exhibit B hereto and each such grant shall be made no later than May 31, of the fiscal year following the fiscal year to which such grant relates.  The percentage used to calculate the Long Term Restricted Share Grant shall not be less than the average of the percentage used to calculate the Long Term Restricted Share Grant of the Senior Executives excluding the CEO, COO and the Executive.  Executive shall not be eligible to receive a Long Term Restricted Share Grant with respect to a fiscal year unless Executive is an employee of the Company on the last day of the fiscal year to which such Grant relates except if Executive is terminated for Good Reason or by the Company without Cause, Executive shall receive his Grant for the amount of days worked during the year.  Any amount of such Grant payable to Executive relating to the fiscal year 2005 shall be calculated as if Executive had received the 2005 Base Salary.  As a condition to receiving such grants, Executive agrees not to make an election under Section 83(b) of the Code with respect to any such grant.

(d)   Benefits.  Executive shall be eligible, on at least the same basis as other Senior Executives of the Company except the CEO and COO, to participate in and to receive benefits under any of the Company’s employee benefit plans, programs or arrangements including without limitation, 401(k), health insurance, life insurance and vacation benefits, in accordance with the terms of such plans, programs or arrangements as in effect from time to time.  Executive shall also be entitled to an annual vacation of not less than four (4) weeks which may be taken in increments not to exceed two (2) weeks at a time.

(e)   Expense Reimbursement.  Executive shall be entitled to reimbursement from the Company for all reasonable and customary travel and other business expenses incurred by Executive in carrying out his duties under this Agreement, in accordance with the general reimbursement policy of the Company as in effect from time to time.  Executive shall report all such reimbursable expenditures to the Company not less frequently than monthly accompanied by adequate records and other documentary evidence as required by the Company’s reimbursement policy, and federal or state tax statutes or regulations governing the substantiation of such expenditures.  Executive’s right to reimbursement in accordance with the Company’s policies as in effect from time to time shall survive termination of this Agreement.

(f)    Withholding.  The Company shall have the right to deduct and withhold from any payments made to Executive hereunder any federal, state or local income, employment or other taxes required by law to be withheld by the Company with respect to such payment or any other payment or transfer made by the Company for the benefit of Executive.  With respect to the Long Term Restrictive Share Grants, as such grants vest for tax purposes, Executive agrees, if so requested, to promptly pay to the Company an amount equal to the total income, employment or other taxes which the Company is required to withhold and deposit with respect to the vesting of such grant.

(g)   Right of Offset.  The Company shall have the right to offset any and all amounts due and owing from Executive to the Company or to any of its Affiliates by reason of any contract, agreement, note, advance, loan or failure to return property against any obligation of the Company to pay compensation to Executive.

6.             Termination of Employment.

(a)   Termination by the Executive Other than for Good Reason.  The Executive may terminate his employment during the Term upon thirty (30) days prior written notice to the Company for other than Good Reason (as defined below).  In the event Executive terminates his employment with the Company other than for Good Reason, Executive shall be entitled to and shall be subject to the following as applicable:

(i)            Payment of any Accrued Base Salary, Accrued Vacation Amount, or Accrued Bonus Amount;

(ii)           Benefits in accordance with the terms of the applicable employee benefit plans; provided, that, Executive’s participation in such plans shall terminate as of the date his employment terminates, except as otherwise required by law; and

(iii)          Executive’s rights with respect to the unvested portion of an Long Term Restricted Stock Grants shall terminate and be forfeited immediately upon Executive’s termination of his employment.

(b)   Death or Disability.  Executive’s employment shall automatically terminate upon his death and such employment shall terminate at the Company’s election in the event of his Disability, unless otherwise prohibited by law.  In the event of such a termination, Executive or his legal representatives, as applicable, will be entitled to and subject to the following:

(i)            Payment of any Accrued Base Salary, Accrued Vacation Amount, Accrued Bonus Amount, or Pro Forma Bonus Amount;

(ii)           Benefits in accordance with the terms of the applicable plans; provided, that, Executive’s participation in all such plans shall terminate as of the date his employment terminates, except as otherwise required by law; and

(iii)          All unvested Long Term Restricted Stock Grants shall immediately vest and no longer be subject to forfeiture.

(c)           Termination for Cause.  The Company may terminate the Executive’s employment for Cause at any time.  In such event, Executive shall only be entitled to and shall be subject to the following as applicable:

(i)            Payment of any Accrued Base Salary, Accrued Vacation Amount, or Accrued Bonus Amount;

(ii)           Benefits in accordance with the terms of the applicable plans; provided, that, Executive’s participation in all such plans shall terminate as of the date Executive’s employment terminates, except as otherwise required by law; and

(iii)          Executive’s rights with respect to the unvested portion of all Long Term Restricted Stock Grants shall terminate and be forfeited immediately.

(d)   Termination By the Company Other Than for Cause or By the Executive for Good Reason.  The Company may terminate Executive’s employment without Cause at any time upon thirty (30) days prior written notice and Executive may terminate his employment for Good Reason upon thirty (30) days prior written notice to the Company as set forth herein.  Subject to paragraph (e) below, in the event of such a termination and contingent upon Executive’s execution of a release of all claims against the Company in a form of Exhibit C hereto, Executive or his legal representatives, as applicable, will be entitled to and subject to the following:

(i)            Payment of any Accrued Base Salary, Accrued Vacation Amount, or Accrued Bonus Amount;

(ii)           Benefits in accordance with the terms of the applicable plans; provided, that, Executive’s participation in all such plans shall terminate as of the date Executive’s employment terminates, except as otherwise required by law;

(iii)          A payment equal to the sum of one (1) year’s Base Salary, the Threshold Bonus Amount as calculated per Exhibit A, and the then current value of the number of shares equal to the Threshold Stock Grant as calculated per Exhibit B, shall be payable in a lump sum; and

(iv)          The vesting of any unvested Long Term Restricted Stock Grants shall be suspended and shall automatically be forfeited in the event that Executive violates any provision of Sections 7 - 10 of this Agreement.   Such Grants shall vest on the second anniversary of such termination, provided that there has been no prior violation by Executive of the provisions of Sections 7 - 10 of this Agreement.

(e)   Termination Related to Change in Control.  In the event that the Company elects to terminate the employment of Executive other than for Cause or Executive elects to terminate such employment for Good Reason and the effective date of such termination is within the Protected Period, and contingent upon Executive’s execution of a release of all claims against the Company in a form of Exhibit C hereto, Executive will be entitled to compensation in paragraph (d) above and subject to paragraph (f) below, except that the Base Salary payable under paragraph (d)(iii) above shall be doubled and, to the extent Executive makes a timely election under COBRA to continue to participate in the Company’s medical health program for himself or his dependants, the Company shall reimburse Executive for the Executive’s COBRA premiums for the lesser of (i) the period of such COBRA coverage or (ii) twelve months.

(f)    Conditional Post-Termination Rights.  Executive acknowledges and agrees that his right to receive payments or any other consideration following a termination of his employment under Sections 5(d) and 5(e) of this Agreement is expressly conditioned on (i) Executive executing and delivering to the Company the form of release attached hereto as Exhibit C and (ii) Executive’s full, ongoing and complete compliance with the covenants made by Executive under Sections 7, 8, 9 and 10 hereof following such termination.  Executive further acknowledges and agrees that such payments shall be subject to recoupment by the Company in the event of any violation of such covenants.

(g)   Limitation On Payment Obligation.  The foregoing notwithstanding, in no event shall the Company be obligated to make payments to Executive following a termination of his employment to the extent such payment would constitute an “excess parachute payment” within the meaning of Section 280G of the Code.

7.             Confidentiality.  Executive acknowledges that by virtue of his employment with the Company, he has or may be exposed to or has had or may have access to confidential information of the Company or its Affiliates regarding its or their businesses (whether or not developed by Executive), including, but not limited to, algorithms, source code, system designs, data formats, customer lists or records, customer information, employee records, shareholder records, shareholder lists, shareholder information, mark-ups, project materials, information regarding independent contractors, marketing techniques, supplier information, accounting methodology, Creations or other information which gives, or may give, the Company or its Affiliates an advantage in the marketplace against its competitors (all of the foregoing are hereinafter referred to collectively as the “Proprietary Information” except for information which was in the public domain when acquired or developed by the Company, or which subsequently enters the public domain other than as a result of a breach of this or any other agreement or covenant).  Executive further acknowledges that it would be possible for Executive, upon termination of his employment with the Company, to use the Proprietary Information to benefit other individuals or entities.  Executive acknowledges that the Company has expended considerable time and resources in the development of the Proprietary Information and that the Proprietary Information has been disclosed to or learned by Executive solely in connection with Executive’s employment with the Company.  Executive acknowledges that the Proprietary Information constitutes a proprietary and exclusive interest of the Company, and, therefore, Executive agrees that during the term of his employment and after the termination thereof, for whatever reason, anywhere in the world, Executive shall not directly or indirectly disclose the Proprietary Information to any person, firm, court, governmental entity or body, corporation or other entity or use the Proprietary Information in any manner, except in connection with the business and affairs of the Company or pursuant to a validly issued and enforceable court or administrative order.  In the event that any court, administrative hearing officer or the like shall request or demand disclosure of any Proprietary Information, Executive shall promptly notify the Company of the same and cooperate with the Company to obtain appropriate protective orders in respect thereof.  Executive further agrees to execute such further agreements or understandings regarding his agreement not to misuse or disclose Proprietary Information or Creations (defined in Section 10 below) as the Company may reasonably request.

8.             Non-Solicitation/Non-Competition.  Executive covenants and agrees that, while employed by the Company, and for a period of 12 months following the termination of his employment for any reason with respect to paragraph (a) below and 36 months following the termination of his employment for any reason with respect to the other paragraphs, he shall not:

(a)   without the written consent of the Board of Directors, directly or indirectly engage or assist any person engaging in the Business or any Competitive Activity (as defined below), individually, or as an officer, director, employee, agent, consultant, owner, partner, lender, manager, member, principal, or in any other capacity, or render any services to any entity which is engaged in the Business or Competitive Business; provided, however, that the ownership by Executive of not more than one percent (1%) of any class of equity security of any entity engaged in the Business or any Competitive Business shall not be deemed a breach of this Section provided such securities are listed on a national securities exchange or quotation system or have been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended.  Upon the written request of Executive, the Board will advise Executive whether or not a specific activity which Executive is contemplating would violate the foregoing restriction, provided that (i) such request is made prior to Executive engaging in such activity and (ii) Executive provides the Board with such information as the Board determines is necessary to make such determination.  The current and continuing effectiveness of any such determination shall be conditioned on all such information provided by Executive being complete and accurate in all material respects.  Notwithstanding anything to the contrary herein, Executive may practice law as in-house or outside counsel or be an administrative officer engaging in activities involving human resources, intellectual property, risk management or internal office facilities management for any person or entity in the Business or Competitive Business, provided that Executive shall not be employed in any capacity by a peer of the Company, i.e., any real estate operating company whose primary asset class is retail properties and whose market capitalization is between $1 billion and $10 billion.

(b)   in any manner, directly or indirectly attempt to divert, take away, solicit, or assist others in soliciting any current or current prospective customer, supplier, independent contractor or service provider of the Company or any Affiliate or otherwise interfere with the relationship between the Company or any Affiliate and any current or prospective customer, service provider, supplier, independent contractor, or shareholder;

(c)   directly or indirectly solicit for employment other than on behalf of the Company, seek to induce or influence any person to leave employment with the Company, offer employment to, or employ any person who was an employee of the Company within 6 months of such solicitation or offer;

(d)   other than required in a judicial action or in a governmental matter, make any comment (whether or not true) to any person which could be interpreted, whether or not in fact so interpreted, as critical or disparaging of the Company or any Affiliate or which otherwise could be reasonably expected to be detrimental to the Company or any Affiliate or their employees or operations.

9.             Return of Materials.  Executive shall, at any time upon the request of the Company, and in any event upon the termination of his employment, for whatever reason, immediately return and surrender to the Company all originals and all copies, regardless of medium, of all algorithms, source code, system designs, data formats, forms, records, notes, memoranda, price lists, supplier lists, brochures, project materials, sales materials, manuals, letterhead, business cards and other property belonging to the Company or any of its clients, as the case may be, created or obtained by Executive as a result of or in the course of or in connection with Executive’s employment regardless of whether such items constitute Proprietary Information.  Executive acknowledges that all such materials are, and will remain, the exclusive property of the Company.

10.           Creations and Other Matters.

(a)   Executive agrees that all forms, documents, materials, inventions, discoveries, improvements or the like which Executive, individually or with others, may originate, develop or reduce to practice while employed with the Company relating to the business or products of the Company, the Company’s actual or demonstrably anticipated research or development or any work performed by Executive for the Company (individually, a “Creation” and collectively, the “Creations”) shall, as between the Company and Executive, belong to and be the sole property of the Company.  Notwithstanding anything in this Agreement to the contrary, this provision shall not apply to (a) Executive’s contact lists developed by Executive prior to his employment by the Company; or (b) to forms, documents, articles and the like developed or created by Executive prior to his employment by the Company.  Executive hereby waives any and all “moral rights,” including, but not limited to, any right to identification of authorship, right of approval on modifications or limitation on subsequent modification, that Executive may have in respect of any Creation.  Executive further agrees, without further consideration, to promptly disclose each such Creation to the Company and to such other individuals as the Company may direct.  Executive further agrees to execute and to join others in executing such applications, assignments and other documents as may be necessary or convenient to vest in the Company or any client of the Company, as appropriate, full title to each such Creation and as may be reasonably necessary or convenient to obtain United States and foreign patents or copyrights thereon to the extent the Company or any client of the Company, as appropriate, may choose.  Executive further agrees to testify in any legal or administrative proceeding relative to any such Creation whenever requested to do so by the Company, provided that the Company agrees to reimburse Executive for any reasonable expenses incurred in providing such testimony.

(b)   The foregoing covenant shall not apply to any Creation for which no equipment, supplies, facilities, or trade secret information of the Company was used and which was developed entirely on Executive’s own time, unless (i) the Creation relates to (A) the business of the Company or (B) any actual or reasonably anticipated research or development of the Company or (ii) the Creation results from any work performed by Executive for the Company.

11.           Remedies.  Executive acknowledges that in the event that his employment with the Company terminates for any reason, he will be able to earn a livelihood without violating the foregoing restrictions and that his ability to earn a livelihood without violating such restrictions is a material condition to his employment with the Company.  Executive acknowledges that compliance with the covenants set forth in Sections 7 through 10 hereof is necessary to protect the business, goodwill and Proprietary Information of the Company and its clients and that a breach of these restrictions will irreparably and continually damage the Company or its clients for which money damages may not be adequate.  Consequently, Executive agrees that, in the event that he breaches or threatens to breach any of these covenants, the Company shall be entitled to a temporary, preliminary or permanent injunction in order to prevent the continuation of such harm.  In addition, without limiting the Company’s remedies for any breach of any restriction on the Executive set forth in Sections 7 through 10 hereof, except as required by law, the obligation of the Company to pay any amounts payable to the Executive under Section 5 of this Agreement is contingent upon the Executive’s acting in accordance with the covenants of Sections 7 through 10.  Nothing in this agreement, however, shall be construed to prohibit the Company from also pursuing any other remedy, the parties having agreed that all remedies are to be cumulative.  The parties expressly agree that the Company may, in its sole discretion, choose to enforce the covenants in Sections 7 through 10 hereof in part of to enforce any of said covenants to a lesser extent than that set forth herein.

12.           Survival.  Notwithstanding any other provision of this Agreement, the Executive’s obligations in Sections 7 through 10 (to the extent provided therein), the Company’s obligations in Sections 5 and 6 and the remedies set forth in Section 11 herein shall survive the termination of this Agreement.

13.           Revision.  The parties hereto expressly agree that in the event that any of the provisions, covenants, warranties or agreements in this Agreement are held to be in any respect an unreasonable restriction upon Executive or are otherwise invalid, for whatsoever cause, then the court so holding is hereby authorized to (a) reduce the territory to which said covenant, warranty or agreement pertains, the period of time in which said covenant, warranty or agreement operates or the scope of activity to which said covenant, warranty or agreement pertains or (b) effect any other change to the extent necessary to render any of the restrictions contained in this Agreement enforceable.

14.           Confidentiality.  Executive agrees that he will not disclose the terms of this Agreement to anyone other than his spouse and legal counsel, except as such disclosure may be required for legal, accounting or tax advice and reporting purposes.

15.           Dispute Resolution.  In the event of any dispute or claim relating to or arising out of this Agreement (including, but not limited to, any claims of breach of contract, wrongful termination or age, sex, race or other discrimination), Executive and the Company agree that all such disputes shall be fully and finally resolved by binding arbitration conducted by the American Arbitration Association (“AAA”) in Chicago, Illinois in accordance with the AAA’s National Rules for the Resolution of Employment Disputes.  Employee acknowledges that by accepting this arbitration provision he is waiving any right to a jury trial in the event of such dispute; provided, however, that this arbitration provision shall not apply to claims by the Company seeking injunctive or other equitable relief.  The arbitrator may, but is not required, to order that the prevailing party shall be entitled to recover from the losing party its attorneys’ fees and costs incurred in any arbitration arising out of this Agreement.

16.           Assistance in Litigation.  Executive shall, during and after termination of his employment, upon reasonable notice, furnish such truthful information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its officers, directors or affiliated entities is, or may become a party.  If such assistance is required after the termination of Executive’s employment, then the Company shall reimburse Executive for his reasonable and necessary expenses incurred at the request of the Company upon submission of appropriate supporting documents plus a per diem consulting fee equal to his daily pro-rata Base Salary.

17.           Interpretation.  Executive and the Company agree that this Agreement shall be interpreted in accordance with and governed by the laws of the State of Illinois.

18.           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.  In view of the personal nature of the services to be performed under this Agreement by Executive, he shall not have the right to assign or transfer any of his rights, obligations or benefits under this Agreement, except as otherwise noted herein.

19.           Notice.  Any notice provided for in this Agreement shall be in writing and shall be deemed given on the date it is delivered in person or sent via overnight delivery service with waiver of signature to the other party and addressed,

In the case of the Company, to:

Inland Retail Real Estate Trust, Inc.

400 South Dixie Highway, Suite 128

Boca Raton, FL  33432

Attention:  Barry Lazarus

President and Chief Executive Officer

With a copy to:

David J. Kaufman, Esq.

DUANE MORRIS LLC

227 West Monroe

Suite 3400

Chicago, IL 60606

And in the case of Executive, to

Robert J. Walner

1889 Cavell Avenue

Highland Park, IL 60035

With a copy to:

Jeffrey C. Rubenstein, Esq.

Much Shelist Freed Denenberg Ament & Rubenstein, P.C.

191 North Wacker Drive, Suite 1800

Chicago, IL 60606

Or such other addresses as either party may designate by giving written notice of a change of address in the manner provided above.  Notices given by personal delivery shall be deemed given on the date of delivery.  Notices given by overnight courier service shall be deemed given upon deposit with the courier.  If notice is given to a business address, receipt by a receptionist or any other person employed at such business address shall be deemed to constitute actual delivery to the addressee.

20.           Validity.  If any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.  Each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law and any invalid, illegal or unenforceable term or provision shall be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid, illegal or unenforceable term or provision.

21.           Entire Agreement.  This Agreement and the Indemnification Agreement set forth on Exhibit D as well as Exhibits A, B and C attached hereto constitute the entire Employment Agreement between Executive and the Company regarding the terms and conditions of his employment.  This Agreement supersedes all prior negotiations, representations or agreements between Executive and the Company, whether written or oral, concerning Executive’s employment by the Company and entitlement to stock, stock options or equity rights in the Company.  In entering into this Agreement, Executive has consulted with independent legal counsel and has not relied upon any representation not set forth herein.

22.           Modification.  This Agreement may only be modified or amended by a supplemental written agreement signed by Executive and the Company, provided that the Company reserves the right, on or before December 31, 2005, to make such modifications to this Agreement as the Company determines in good faith are necessary to assure that the provisions of Section 409A of the Code shall not apply to this Agreement.

23.                                 Malpractice and Directors and Officers Insurance.  Company shall provide Executive with:

(a)           legal malpractice insurance in reasonable amounts and coverage covering the Term of Executive’s employment which shall include coverage for a period of two years following Executive’s termination of his employment with the Company, provided that Executive shall give the Company notice of the requirement to provide such “tail” coverage either within thirty-(30) days of Executive’s termination or prior to the expiration of the then effective insurance policy, whichever comes first; and

(b)           coverage within the terms of the various Company’s Directors’ and Officers’ insurance policies (which currently provides a maximum liability coverage of ten million dollars ($10,000,000).

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.

Date: August 19, 2005	INLAND RETAIL REAL ESTATE TRUST, INC.

	By:	/s/ Barry L. Lazarus
	Its:	Chief Executive Officer

Date: August 12, 2005	By:	/s/ Robert J. Walner
ROBERT J. WALNER

EXHIBIT A

Annual Incentive Bonus Determination

Under Section 5(b) of Employment Agreement

The amount of Executive’s Annual Incentive Bonus for a fiscal year under Section 5(b) of his Employment Agreement shall be determined based on the financial performance of the Company for such fiscal year and the Executive’s individual performance.  The Company’s financial performance shall be measured by reference to growth rate in Company’s FFO (as defined below) as a percentage of the median growth in FFO for the Retail Property Sector for such fiscal year as published by The National Association of Real Estate Investment Trusts (“FFO Base”).  The Executive’s individual performance shall be measured based on a subjective assessment made by the Chief Executive Officer of the Company in consultation with the Chairman of the Board of Directors.

Executive’s Annual Incentive Bonus Opportunity shall range from 5% of Base Salary to 20% of Base Salary based on the Company’s FFO based on the following schedule.

•                                          5% if the Company’s FFO for a fiscal year is less than 85% of the FFO Base (“Sub-Threshold Performance Level”).

•                                          10% if the Company’s FFO for a fiscal year is at least 85% but less than 100% of the FFO Base (“Threshold Performance Level”).

•                                          15% if the Company’s FFO for a fiscal year is at least 100% but less than 130% of the FFO Base (“Target Performance Level”).

•                                          20% if the Company’s FFO for a fiscal year is 130% or more (“High Performance Level”).

At the Threshold Performance Level and above, 50% of the Annual Bonus Opportunity shall be earned based on the Company’s FFO and from 0% to 50% of the Annual Bonus Opportunity shall be awarded in the discretion of the Company taking into account, among other considerations, the Executive’s individual performance.  Accordingly,

•                                          At the Sub-Threshold Performance Level, Executive shall earn a minimum bonus of 5% of his Base Salary.

•                                          At the Threshold Performance Level, Executive shall earn a minimum bonus of 5% of his Base Salary and could earn up to an additional 5% based on, among other considerations, his individual performance.

•                                          At the Target Performance Level, Executive shall earn a minimum bonus of 7.5% of his Base Salary and could earn up to an additional 7.5% based on, among other considerations, his individual performance.

•                                          At the High Performance Level, Executive shall earn a minimum bonus of 10% of his Base Salary and could earn up to an additional 10% based on, among other considerations, his individual performance.

For purposes of such bonus determination, the Company’s FFO for any fiscal year shall be its net income per share for such fiscal year determined in accordance with generally accepted accounting principals as consistently applied by the Company for financial reporting purposes, with the following adjustments:  (i) gains or losses from sales of property shall be excluded, (ii) depreciation and amortization charges shall be added back, and (iii) gain or loss from equity investments in unconsolidated entities shall be included.

EXHIBIT B

Long Term Restricted Stock Grant Determination

The number of shares granted to Executive for a fiscal year under Section 5(c) of his Employment Agreement shall be determined based on the financial performance of the Company for such fiscal year and the Executive’s individual performance.  The Company’s financial performance shall be measured by reference to growth rate in Company’s FFO (as defined below) as a percentage of the median growth in FFO for the Retail Property Sector for such fiscal year as published by The National Association of Real Estate Investment Trusts (“FFO Base”).  The Executive’s individual performance shall be measured based on a subjective assessment made by the Chief Executive Officer of the Company in consultation with the Chairman of the Board of Directors.

Executive’s Long Term Restricted Stock Grant shall range from 10% of Base Salary to 20% of Base Salary based on the Company’s FFO based on the following schedule.

•                                          10% if the Company’s FFO for a fiscal year is at least 85% but less than 100% of the FFO Base (“Threshold Performance Level”).

•                                          15% if the Company’s FFO for a fiscal year is at least 100% but less than 130% of the FFO Base (“Target Performance Level”).

•                                          20% if the Company’s FFO for a fiscal year is 130% or more (“High Performance Level”).

If the Company achieves a Threshold level of performance, the Executive will be awarded Long Term Grant Restricted Stock shares the number of which will be equal in value to ten (10%) percent of Executive’s Base Salary received by Executive for the relevant period calculated by dividing the ten (10%) percent figure by the greater of (i) $10.00 or (ii) the stock price reflected in the Company’s Dividend Reinvestment Program on the date of the grant (“DRP Price”) or (iii) the traded market price.  If the Company achieves a Target level of performance, the Executive will be awarded Long Term Grant Restricted Stock shares the number of which will be equal in value to fifteen (15%) percent of Executive’s Base Salary received by Executive for the relevant period calculated by dividing the fifteen (15%) percent figure by the greater of (i) $10.00 or (ii) the DRP Price or (iii) the traded market price.  If the Company achieves a High level of performance, the Executive will be awarded Long Term Grant Restricted Stock shares the number of which will be equal in value to twenty (20%) percent of Executive’s Base Salary for the relevant period calculated by dividing the twenty (20%) percent figure by the greater of (i) $10.00 or (ii) the DRP Price or (iii) the traded market price.

At the Threshold Performance Level and above, 50% of the Long Term Grant Restricted Stock shall be earned based on the Company’s FFO, and from 0% to 50% of the Long Term Grant Restricted Stock shall be awarded in the discretion of the Company taking into account, among other considerations, the Executive’s individual performance.  Accordingly,

•                                          At the Threshold Performance Level, Executive shall earn a minimum grant of 5% of his Base Salary and could earn up to an additional 5% based on, among other considerations, his individual performance.

•                                          At the Target Performance Level, Executive shall earn a minimum bonus of 7.5% of his Base Salary and could earn up to an additional 7.5% based on, among other considerations, his individual performance.

•                                          At the High Performance Level, Executive shall earn a minimum bonus of 10% of his Base Salary and could earn up to an additional 10% based on, among other considerations, his individual performance.

For purposes of such grant determination, the Company’s FFO for any fiscal year shall be its net income per share for such fiscal year determined in accordance with generally accepted accounting principals as consistently applied by the Company for financial reporting purposes, with the following adjustments:  (i) gains or losses from sales of property shall be excluded, (ii) depreciation and amortization charges shall be added back, and (iii) gain or loss from equity investments in unconsolidated entities shall be included.

Executive’s rights with respect to the Long Term Restricted Stock shares shall vest with respect to 20% of such shares as of each anniversary of the grant date.  Except as otherwise provided in Executive’s Employment Agreement, Executive’s rights with respect to unvested shares shall terminate and such shares shall be forfeited upon the termination of Executive’s employment.

All share certificates shall be held by the Company until vesting has occurred, and Executive, as a condition to receipt of each grant, shall execute and deliver to the Company such blank stock powers as the Company may reasonably request in order to allow the forfeiture of non-vested shares and the cancellation of the certificates representing such shares.  The Company shall deliver certificates representing vested shares promptly following the vesting date.

Executive shall execute such forms as the Company may from time to time reasonably request to evidence the grant or forfeiture of shares.

Executive shall be deemed the owner of all granted shares for tax purposes and shall have all rights of a stockholder of the granted shares, including the right to vote the shares and participate in dividends.  However, Executive shall have no right to sell, assign, hypothecate, pledge, or otherwise transfer granted shares or any rights with respect thereto prior to the applicable vesting date and may, unless further restricted by the terms of Executive’s Employment Agreement, only transfer granted shares after they vest in accordance with applicable securities laws.

Executive acknowledges that the granted shares may not have been previously registered under federal or state securities laws and may not be transferable other than in accordance with an exemption from registration.

EXHIBIT C

Form of Release

Date:

In consideration of the agreement of Inland Retail Real Estate Trust, Inc. (“Company”) to enter into that certain Employment Agreement, dated                                 with the undersigned (“Agreement”) and the promises and covenants of Company made there under, the undersigned, on behalf of himself and his respective heirs, representatives, executors, family members, and assigns hereby fully and forever releases and discharges the Company and its past, present and future shareholders, directors, officers, employees, agents, attorneys, investors, administrators, affiliates, divisions, subsidiaries, predecessors, successors and assigns from and against, and agrees not to sue or otherwise institute or cause to be instituted any legal, alternative dispute resolution or administrative proceeding concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that he may possess arising from any omissions, acts or facts that have occurred through the date of his employment terminates, including without limitation:

A.            Any and all claims relating to or arising from his employment by the Company and the termination of such employment;

B.                                     Any and all claims under the Agreement;

C.            Any and all claims for wrongful discharge, termination in violation of good policy, discrimination, breach of contract, both expressed or implied, covenants of good faith or fair dealing, both expressed or implied, promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practice, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, or conversion;

D.            Any and all claims for violation of any federal, state or municipal statute, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, and all amendments to each such Act as well as the regulations issued there under;

E.                                      Any and all claims based on the violation of the federal or any state constitution;

F.                                      Any and all claims for attorneys’ fees and costs.

The foregoing release shall not apply with respect to the Company’s payment obligations under Sections 5 and 6 of the Agreement or the undersigned’s rights under any “employee benefit plans” as that term is defined in the Employee Retirement Income Security Act of 1974, as amended.

The undersigned acknowledges that (i) he has been advised by the Company to consult a lawyer of his own choice prior to executing this release and has done so or voluntarily declined to seek such counsel, (ii) he has read this release and understands the terms and conditions hereof and the binding nature hereof, (iii) he has executed this release voluntarily and without duress or undue influence on the part of the Company, and (iv) he understands that his right to receive payments under Sections 5 or 6 of the Agreement is subject to and conditioned on the undersigned’s full and complete compliance with the covenants set forth in Sections 7 through 10 of the Agreement following his termination and subject to recoupment by the Company in the event of a violation of any such covenant.

Initially capitalized terms used in this release and defined in the Agreement shall have the meanings given to such terms under the Agreement.

Printed Name

Signature

Date:

STATE OF                                )

    )ss

COUNTY OF                            )

I,                                                   , a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                                                       appeared before me this day in person and signed said instrument as his/her free and voluntary act for the uses and purposes therein set forth.

GIVEN under my hand and Notarial Seal this            day of                   , 200   .

Notary Public	Affix Notary Stamp

EXHIBIT D

Indemnification Agreement

INDEMNIFICATION AGREEMENT, dated as of                                , 2005 between Inland Retail Real Estate Trust, Inc., a Maryland corporation (the “Company”), and the undersigned officer of the Company (the “Indemnitee”).

WHEREAS, the Amended and Restated Articles of Charter of the Company provide for certain rights of indemnification of, and advancement of expenses to, the officers, directors and employees of the Company (the “Articles Indemnification”);

WHEREAS, the By-Laws of the Company provide for certain rights of indemnification of, and advancement of expenses to, the officers, directors and employees of the Company (and together with the Articles Indemnification, the “Indemnification and Advancement Rights”);

WHEREAS, the attached Exhibit 1 provides certain rights of indemnification of and advances of expenses to persons, officers and directors (“Exhibit 1”);

WHEREAS, the Indemnification and Advancement Rights and Exhibit 1 further provide that they shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or employee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators;

WHEREAS, the Company and the Indemnitee wish to enter into this Indemnification Agreement to evidence such contract rights;

NOW, THEREFORE, in consideration of the Indemnitee’s agreement to serve as an officer and employee of the Company, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company agrees to provide the Indemnitee with the Indemnification and Advancement Rights and Exhibit 1, and agrees that such rights and privileges shall continue as to the Indemnitee after the Indemnitee has ceased to be an officer and employee of the Company and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

IN WITNESS WHEREOF, the Company and the Indemnitee have executed this Indemnification Agreement as of the day and year first above written.

INLAND RETAIL REAL ESTATE TRUST, INC.

By
Its

ROBERT J. WALNER

EXHIBIT 1

Indemnification

SECTION 1.  Actions Against a Person or Officers and Directors.  Subject only to any legal restrictions in accordance with Section 2-418 of the MGCL, but to the maximum extent authorized or permitted by the MGCL, as may be amended from time to time (but only to the extent that such amendment permits the Company to provide broader and more complete indemnification than the prior law), the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), witness fees, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

SECTION 2.  Actions Against the Company.  The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, limited liability company or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonable believed to be in or not opposed to the best interests of the Company.

SECTION 3.  Final Indemnification Determination.  Any indemnification determination under Sections 1 and 2 of this Article (unless ordered by a court) shall be made only upon the final conclusion of such action, suit or proceeding.  In the event the Company and the person who seeks indemnification do not agree that indemnification of such director, officer, employee or agent is proper in the circumstances because he has not met the applicable standard of conduct set forth in Sections 1 and 2 hereof, the final and binding determination shall be made by arbitration and by an arbitrator who is or was either a federal judge or Illinois Chancery judge.

SECTION 4.  Advance Indemnity Payments.  In all circumstances, expenses incurred in defending a civil or criminal action, suit or proceeding will be paid by the Company in advance of the final disposition of such action, suit or proceeding, subject only to the receipt of a written undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall be ultimately and finally determined that he is not entitled to be indemnified by the Company as authorized in this Article.

SECTION 5.  Non-Exclusivity.  The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the Company’s Articles of Incorporation, as amended, any By-Law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and personal representatives of such a person.

SECTION 6.  Indemnity Insurance.  The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he is indemnified against such liability under the provisions of this Article.

SECTION 7.  Consolidations.  For the purposes of this Article, references to “the Company” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he has served the resulting or surviving corporation in the same capacity.

SECTION 8.  Spouse and Children.  Indemnification pursuant to this Article shall also apply to the spouse (whether by statute or at common law and without regard to the location of the governing jurisdiction) and children of a director, officer, employee or agent of the Company as express third-party beneficiaries hereunder to the same extent and subject to the same limitations applicable to such director, officer, employee or agent hereunder for claims arising out of the status of such person as a spouse or child of such director, officer, employee or agent, including claims seeking damages from marital property (including community property) or property held by such director, officer, employee or agent and such spouse or property transferred to such spouse or child.